SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2003

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 S.W. 72nd Avenue, Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

(503) 684-3731

(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS

On February 5, 2003, FLIR Systems, Inc. (the “Company”) issued a press release announcing (i) its financial results for the quarter and year ended December 31, 2002, and (ii) its reaffirmation of its expectations as to revenue and net earnings for the year ending December 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by FLIR Systems, Inc. on February 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 6, 2003.

FLIR SYSTEMS, INC. (Registrant)

/s/ Stephen M. Bailey
Stephen M. Bailey Senior Vice President, Finance and Chief Financial Officer